Exhibit 16

                             MASSELLA RUBENSTEIN LLP





December 24, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



We have read Item 4 of Form 8-K dated December 24, 2001 of Cirus Telecom, Inc. and are in agreement with the statements contained therein.



Very truly yours,

/s/ MASSELLA RUBENSTEIN LLP
---------------------------
Massella Rubenstein LLP